UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2015

Cowen Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

599 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 845-7900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
5.625% Series A Cumulative Perpetual Convertible Preferred Stock

On May 19, 2015, Cowen Group, Inc. (the “Company”) issued 105,000 shares of its Series A Cumulative Perpetual Convertible Preferred Stock with aggregate gross proceeds of $105.0 million (the “Initial Shares”) in an unregistered Rule 144A offering. On May 20, 2015 the Company issued an additional 15,750 shares of its Series A Cumulative Perpetual Preferred Stock (the “Option Shares” and, collectively with the Initial Shares, the “Shares” ), with aggregate gross proceeds of $15.8 million, to the initial purchasers of the Shares (the “initial purchasers”) pursuant to an option to purchase such Option Shares. The Shares were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.
The net proceeds from the sale of the Shares were approximately $117.3 million, after deducting fees and estimated expenses (other than Cowen and Company, LLC’s discounts and commissions). The Company used approximately $13.8 million of the net proceeds to pay the cost of the Initial Capped Call Option Transaction (as defined below) and approximately $2.1 million of the net proceeds to pay the cost of the Additional Capped Call Option Transaction (as defined below). The Company intends to use the remainder of the net proceeds for general corporate purposes.
The Shares will not be registered under the Securities Act. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Capped Call Confirmation
On May 13, 2015, the Company entered into a privately negotiated capped call option transaction (the “Initial Capped Call Option Transaction”) with Nomura Global Financial Products Inc. (the “option counterparty”). The Initial Capped Call Option Transaction is only exercisable on the expiration date of May 20, 2020. The Initial Capped Call Option Transaction is expected generally to reduce the potential dilution to the Company’s Class A common stock and/or offset any cash payments that the Company is required to make in excess of the liquidation preference of any convertible preferred stock that are converted on or before May 20, 2020, in the event that the market price per share of the Company’s Class A common stock, as measured under the terms of the Initial Capped Call Option Transaction, is greater than the strike price thereunder.

However, to the extent that the market price of Class A common stock, as measured under the terms of the Initial Capped Call Option Transaction, exceeds the cap price thereof, there would nevertheless be dilution and/or such cash payments would not be offset. Furthermore, in connection with any conversion of convertible preferred shares prior to May 20, 2020, the corresponding options included in the Initial Capped Call Option Transaction will be terminated at fair value rather than being exercised, and under certain circumstances the termination value the Company receives will be less than the amount the Company would have received if such options had been exercised. In addition, the Company will not be entitled to receive any cash or Class A common stock from the option counterparty in connection with conversions of Shares that occurs after May 20, 2020.
In connection with the issuance of the Option Shares, on May 19, 2015, the Company entered into an additional privately negotiated capped call option transaction (the “Additional Capped Call Option Transaction” and, collectively with the Initial Capped Call Option Transaction, the “Capped Call Option Transactions”) with the option counterparty on substantially similar terms to the Initial Capped Call Option Transaction.
Each of the Capped Call Option Transactions is a separate transaction entered into by the Company with the option counterparty, is not part of the terms of the Shares and will not change any holder’s rights under the Shares. Holders of the Shares will not have any rights with respect to the Capped Call Option Transactions.
The summary of the Capped Call Option Transactions is qualified in its entirety by reference to the text of the related agreements which are included as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities
The information with respect to the Shares and Certificate of Designations set forth in Item 1.01 and Item 3.03, respectively, of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders
On May 19, 2015, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State amending its Amended and Restated Certificate of Incorporation to establish the 5.625% Series A Cumulative Perpetual Convertible Preferred Stock and the number, relative rights, preferences and limitations thereof, which Certificate of Designations became effective on May 19, 2015. Pursuant to the Certificate of Designations, each Share is convertible, at the option of the holder, into a number of shares of Class A Common Stock equal to the liquidation preference of $1,000 divided by the conversion price, which is initially approximately $6.57 per share and is subject to specified adjustments (the “Conversion Price”). The initial conversion rate is equal to 152.2476 shares of Class A Common Stock for each Share, an amount of cash or a combination thereof, in each case, based on the applicable conversion rate.
The annual dividend on each Share is 5.625% per annum on the liquidation preference of $1,000 per share and when, as, and if declared by the board of directors of the Company (the “Board of Directors”) is payable quarterly, in arrears, on each of February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2015. Dividends will accrue and cumulate from May 19, 2015.
Except as required by law or the Company’s Amended and Restated Certificate of Incorporation, as amended by the Certificate of Designations, holders of the Shares will have no voting rights with respect to the election of directors unless dividends on any Shares are in arrears and unpaid for at least six or more dividend periods, whether or not consecutive. Until such dividends shall have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment, the holders will be entitled to elect two directors and the number of directors on the Board shall automatically increase by two without further action by the Board of Directors.

At any time on or after May 20, 2020, the Company may elect to cause all (but not less than all) outstanding shares of the Shares to be automatically converted into shares of the Company’s Class A common stock, cash or a combination of cash and shares of Class A common stock, at the Company’s election, in each case, based on the then-current conversion rate, if the last reported sale price of the Company’s Class A common stock equals or exceeds 150% of the then-current conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days (including on the last trading day of such period) ending on, and including, the trading day immediately preceding the business day on which the Company issues such press release.
If a holder elects to convert Shares upon the occurrence of certain specified fundamental changes, the Company may be obligated to increase the conversion rate by an additional number of shares of Class A common stock above the otherwise applicable conversion rate.
The summary of the Certificate of Designations is qualified in its entirety by reference to the text of the Certificate of Designations, which is included as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Certificate of Designations
The information contained in Item 3.03 is hereby incorporated by reference. The Certificate of Designations became effective as of May 19, 2015. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 14, 2015, the Company issued a press release announcing the pricing of its offering of the Shares, and the Company’s simultaneous entry into a privately negotiated capped call option transaction. The May 14, 2015 press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
On May 19, 2015, the Company issued a press release announcing the closing of its offering of the Initial Shares, and the closing of the Initial Capped Call Option Transaction. The May 19, 2015 press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Designations of the Company for its Series A Cumulative Perpetual Preferred Stock

10.1	Initial capped call confirmation, dated as of May 13, 2015, by and between Nomura Global Financial Products Inc. and the Company

10.2	Additional capped call confirmation, dated as of May 19, 2015, by and between Nomura Global Financial Products Inc. and the Company

99.1	Press Release dated May 14, 2015

99.2	Press Release dated May 19, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: May 20, 2015	By:	/s/ Owen Littman
Owen Littman, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Designations of the Company for its Series A Cumulative Perpetual Preferred Stock

10.1	Initial capped call confirmation, dated as of May 13, 2015, by and between Nomura Global Financial Products Inc. and the Company

10.2	Additional capped call confirmation, dated as of May 19, 2015, by and between Nomura Global Financial Products Inc. and the Company

99.1	Press Release dated May 14, 2015

99.2	Press Release dated May 19, 2015